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vitacost.com

Live Longer & Save Money™

Investor Presentation
June 14, 2010

5-time Inc 500 Winner

Inc 500 Hall Of Fame

Internet Retailer Top 500

Required Disclosures

Required Disclosure

The information contained herein was prepared by Vitacost.com Inc. for use at a presentation on June 14, 2010. Such information may also be used by Vitacost.com Inc. in communications with stockholders in connection with the Company's pending consent revocation solicitation and Great Hill Investors, LLC, Great Hill Equity Partners III, L.P., and Great Hill Equity Partners IV, L.P.'s pending consent solicitation.

Additional Information and Where to Find It

In connection with a consent revocation solicitation, Vitacost.com Inc. filed a definitive consent revocation statement on Schedule 14A with the Securities and Exchange Commission (the "SEC") on May 28, 2010. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VITACOST.COM INC. AND THE CONSENT REVOCATION SOLICITATION. The definitive consent revocation statement was mailed to Vitacost.com Inc. stockholders. Investors and stockholders may obtain a free copy of these documents and other documents filed by Vitacost.com Inc. at the SEC's website at www.sec.gov and at the Investor Relations section of the company's website at www.vitacost.com. The consent revocation statement and such other documents may also be obtained for free from Vitacost.com Inc. by directing such request to Vitacost.com Inc., Attention: Kathleen Reed, 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Telephone: 561-982-4180.

Vitacost.com Inc. and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from its stockholders in connection with the consent revocation solicitation. Information about Vitacost.com Inc.'s directors and executive officers is set forth in Vitacost.com Inc.'s definitive consent revocation statement on Schedule 14A, which was filed with the SEC on May 28, 2010.

Safe Harbor Summary

These slides and accompanying oral presentation contain forward-looking statements. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "continue," "seek" or the negative of these terms or other comparable terminology or by discussions of strategy.

All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain. We may not realize our expectations and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others:

- the current global economic downturn or recession;
- difficulty expanding our manufacturing and distribution facilities;
- significant competition in our industry;
- unfavorable publicity or consumer perception of our products on the Internet;
- the incurrence of material product liability and product recall costs;
- inability to defend intellectual property claims;
- costs of compliance and our failure to comply with government regulations;
- our failure to keep pace with the demands of our customers for new products;
- disruptions in our manufacturing system, including our information technology systems, or losses of manufacturing certifications; and
- the lack of long-term experience with human consumption of some of our products with innovative ingredients.

We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. Consequently, forward-looking statements should be regarded solely as our current plans, estimates and beliefs. Potential investors should not place undue reliance on our forward-looking statements. Before investing in our common stock, investors should be aware that risks exist that could have a material adverse effect on our business, results of operations, financial condition, cash flows, customer relationships and value of our proprietary products. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Company Highlights

- A leading online retailer and direct marketer of health and wellness products, vitamins and dietary supplements [1]
- Large and growing market opportunity
- Superior customer value, product selection and experience
- Growing loyal customer base
- Strong infrastructure to support growth
- Experienced management team

(1) Based on annual sales volume.

Vitacost At A Glance

Revenue



($ Millions)
$200.0
$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
29.6
41.5
66.4
99.3
143.6
191.8
2004 – 2009 CAGR: 45.3%
2004
2005
2006
2007
2008
2009



North Carolina
East Coast Distribution Center
Manufacturing Facility
Call Center
Las Vegas
West Coast Distribution Center
Boca Raton, FL
Corporate Headquarters

Company Snapshot

1994	Founded as Nature's Wealth Co.
1999	Launched Vitacost.com; Introduced proprietary products
2004	Rapid expansion of proprietary products
2008	Started in-house manufacturing
2009	Initial Public Offering
2010	Substantial increase of third-party SKUs; Upgrading distribution centers
Headquarters	Boca Raton, FL; 290 full-time employees
Active Customers (1)	Recently exceeded 1.1 million

(1) Active customers have made a purchase within the past 12 months.

Large And Growing Market Opportunity

U.S. Online Commerce Industry	U.S. Nutritional Industry
U.S. online retail sales growing 11% to $156 billion in 2009 compared to 2008. Sales expected to reach $229 billion by 2013 (1)	U.S. sales of dietary supplements grew 6.3% to $25.2 billion from 2007 to 2008. Sales projected to grow 5% annually for the next five years (2)(3)

U.S. Online Supplement Sales Forecast 2008 – 2017 (3)


($ Millions)
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2008 – 2017 CAGR: 19.7%
$924
$1,135
$1,382
$1,669
$1,999
$2,374
$2,815
$3,332
$3,938
$4,645
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017

vitacost.com

(1) Forrester Research, U.S. Online Retail Forecast, 2008 – 2013.
(2) Nutrition Business Journal's (NBJ) 2009 U.S. Nutrition Industry Overview.
(3) Nutrition Business Journal's (NBJ) 2008 Supplement Business Report.

Value Proposition To Customers


Reliable And Timely Order Fulfillment
User Friendly Shopping Experience
Consistently Superior Value
Broad Product Selection

vitacost.com

Broad Product Selection

Broad Product Selection

Vitamins, Minerals, Herbs & Supplements	Body Building / Sport	Personal Care Products	Natural / Organic Food

Proprietary (1)

- 875 SKUs
- 33% of 2009 product revenue

Third Party (1)

- 36,000+ SKUs
- 1,600+ brands
- 67% of 2009 product revenue

(1) Product revenue was 30% proprietary and 70% third party in 1Q 2010.

Experienced Management Team

Name	Position	Tenure at Vitacost.com
Ira Kerker	Chief Executive Officer	> 5 years
Richard Smith	Chief Financial & Accounting Officer	> 6 years
Sonya Lambert	Chief Marketing Officer	> 7 years
Robert Hirsch	Chief Information Officer	> 1.5 years

vitacost.com

Public Company Accomplishments (IPO 9/23/2009)

- Delivered revenue growth of 32% y/y for 4Q09, 34% for full year 2009 and 25% y/y for 1Q10
- Launched mobile version of website and online community site – MyVitacost Community
- Successfully completed FDA inspection of manufacturing
- Successfully completed installation of Microsoft AX – the next generation ERP system
- Opened new state-of-the-art west coast distribution center on-time and on-budget - New facility increasing productivity - doubling orders processed from 500/hour currently to 1,000/hour
- Broke ground on east coast facility in May and could earn up to $2.5M in incentives from the state of NC
- Achieved top 100 listing in Internet Retailer

2010 Initiatives

- Add 4 new directors to the Board with nutraceutical, internet, finance, operations, consumer packaged goods, and public company Board experience – hired SSA Executive Search on 4/29/2010 – BEFORE GHP's nomination of candidates
- Correct manufacturing logistics issues by end of 2Q – out of stocks down > 70%
- Further improve visibility and real-time information of manufacturing process through increased use of technology
  - MFG Labor Tracking and Workflow – 7/2010
  - EDI Roll-out for Vitacost and NLS – 2Q/3Q 2010
  - Shop Floor Control – 3Q/4Q 2010
- Complete expansion of east coast distribution center by end of 3Q
- SKU expansion on-track to reach 60,000 by year-end 2010

Steps to Correct Manufacturing Issue

- Executive management holds daily calls with all departments at the plant – scheduling/purchasing, production, quality control
- Implemented new scheduling software to enhance visibility and efficiency of the manufacturing scheduling process
- Adopted additional oversight procedures to ensure that situation is not repeated in the future – created an interface so that manufacturing software is vertically integrated with ERP
- Increased levels of on-hand inventory in distribution centers from 2-4 months to 4-6 months
- Manufacturing issue to be corrected by end of 2Q – proprietary out of stocks items down > 70%
- Conducting national search for new Director of Manufacturing

Peer Group Criteria

- Included small-cap (< $1B market cap) public e-commerce companies
  Results:
  - Blue Nile (NILE)
  - Pet Meds (PETS)
  - 1-800 Flowers (FLWS)
  - Stamps.com (STMP)
  - Drugstore.com (DSCM)
  - Overstock.com (OSTK)
  - Shutterfly (SFLY)
  - US Auto Parts (PRTS)
- Traditional nutrition and wellness players
  Results:
  - Vitamin Shoppe (VSI)
  - NBTY (NTY)
  - NutriSystem (NTRI)
  - Whole Foods Market (WFMI)
- Multi-level marketers of nutritional products
  Results:
  - Herbalife (HLF)
  - Nu Skin (NUS)
  - USANA Health Sciences (USNA)

Peer Group Performance Scorecard – Stock Performance

Vitacost.com Peer Group Comparison - Stock Performance Data				
		Market Cap	Stock Price Performance	
		($ in mil)	Since 9/23/09	YTD 2010
	Internet			
FLWS	1-800 Flowers	$153.6	(27.9%)	(7.2%)
NILE	Blue Nile	$704.1	(20.0%)	(23.7%)
DSCM	Drugstore.com	$349.1	32.5%	6.8%
OSTK	Overstock	$465.2	25.8%	44.7%
PETS	Petmed Express	$419.6	(3.6%)	2.5%
SFLY	Shutterfly	$587.2	27.0%	23.9%
STMP	Stamps.com	$144.3	10.6%	12.8%
PRTS	US Auto Parts Network	$217.3	35.6%	39.8%
Average			**10.0%**	**12.5%**
	Nutrition / Wellness			
NTY	NBTY	$2,076.9	(18.4%)	(26.0%)
VSI	Vitamin Shoppe	$660.0	NA	6.1%
NTRI	NutriSystem	$637.8	26.9%	(33.9%)
WFMI	Whole Foods		29.1%	37.1%
Average			**12.5%**	**(4.2%)**
	Other Direct Marketers			
HLF	Herbalife	$2,604.5	33.7%	6.7%
NUS	NuSkin	$1,582.5	43.0%	(4.9%)
USNA	USANA	$536.2	2.6%	9.4%
Average			**26.4%**	**3.8%**
	Index Performance			
DJII	Dow Jones		0.7%	(5.9%)
SP50	S&P 500		(1.0%)	(5.8%)
COMP	NASDAQ		2.0%	(4.2%)
QNETK	NASDAQ Internet Index		10.3%	0.7%
VITC	**Vitacost**	**$255.1**	**(23.1%)**	**(11.4%)**

VITC has underperformed peers on a stock performance basis...............

vitacost.com

* Market Cap and stock price performance data from Factset.
* Stock prices as of 6/9/2010.
* VITC IPO 9/23/2009.

Peer Group Performance – Operating Metrics

		Sales Growth			
		2007 - 2009 CAGR	Q3 2009 vs. Q3 2008	Q4 2009 vs. Q4 2008	Q1 2010 vs. Q1 2009
	Internet				
FLWS	1-800 Flowers	(0.8%)	(20.0%)	(5.2%)	0.6%
NILE	Blue Nile	(2.7%)	2.3%	19.9%	18.8%
DSCM	Drugstore.com	10.3%	10.3%	25.0%	20.3%
OSTK	Overstock	7.0%	4.2%	26.6%	5.2%
PETS	Petmed Express	12.5%	4.7%	11.5%	4.6%
SFLY	Shutterfly	14.9%	12.5%	21.7%	26.9%
STMP	Stamps.com	(2.2%)	0.0%	(2.7%)	5.0%
PRTS	US Auto Parts Network	4.6%	28.4%	35.5%	41.8%
Average		**5.4%**	**5.3%**	**16.6%**	**15.4%**
	Nutrition / Wellness				
NTY	NBTY	13.2%	12.1%	13.7%	18.4%
VSI	Vitamin Shoppe	12.0%	11.3%	13.5%	11.0%
NTRI	NutriSystem	(17.6%)	(21.9%)	(7.3%)	(1.9%)
WFMI	Whole Foods	10.4%	2.0%	2.3%	7.0%
Average		**4.5%**	**0.9%**	**5.5%**	**8.6%**
	Other Direct Marketers				
HLF	Herbalife	4.1%	(0.3%)	23.0%	18.6%
NUS	NuSkin	7.2%	7.7%	19.0%	22.9%
USNA	USANA	1.6%	3.4%	5.1%	22.4%
Average		**4.3%**	**3.6%**	**15.7%**	**21.3%**
VITC	**Vitacost**	**39.0%**	**31.6%**	**31.8%**	**24.6%**

…however, VITC OUTPERFORMED its peers on a sales growth basis in every period!

* Data from company filings

Peer Group Performance – Operating Metrics (cont'd)

		*Adjusted EBITDA Growth			
		2007 - 2009 CAGR	Q3 2009 vs. Q3 2008	Q4 2009 vs. Q4 2008	Q1 2010 vs. Q1 2009
	Internet				
FLWS	1-800 Flowers	(36.4%)	NM	4.1%	NM
NILE	Blue Nile	(5.9%)	(1.5%)	39.0%	17.0%
DSCM	Drugstore.com	NM	NM	85.7%	38.7%
OSTK	Overstock	NM	(25.0%)	(20.7%)	NM
PETS	Petmed Express	21.0%	35.9%	(4.2%)	11.0%
SFLY	Shutterfly	17.6%	NM	19.9%	NM
STMP	Stamps.com	(9.8%)	(6.7%)	20.0%	36.4%
PRTS	US Auto Parts Network	(5.0%)	NM	NM	73.3%
Average		**(3.1%)**	**0.7%**	**20.5%**	**35.3%**
	Nutrition / Wellness				
NTY	NBTY	(2.2%)	82.6%	117.6%	57.6%
VSI	Vitamin Shoppe	15.6%	2.9%	25.2%	32.1%
NTRI	NutriSystem	(36.3%)	(30.2%)	13.3%	(35.2%)
WFMI	Whole Foods	10.9%	29.2%	22.5%	21.3%
Average		**(3.0%)**	**21.1%**	**44.7%**	**18.9%**
	Other Direct Marketers				
HLF	Herbalife	3.4%	(5.9%)	28.5%	5.5%
NUS	NuSkin	23.1%	28.1%	29.5%	42.1%
USNA	USANA	(9.7%)	(3.6%)	56.6%	25.3%
Average		**5.6%**	**6.2%**	**38.2%**	**24.3%**
VITC	**Vitacost**	**171.9%**	**466.7%**	**184.2%**	**(28.6%)**

VITC OUTPERFOMED all peers when looking at y/y adjusted EBITDA growth in every period except 1Q 2010 – when Vitacost experienced manufacturing issue. Therefore, no PATTERN of underperformance exists!

vitacost.com

*Adjusted EBITDA = operating income + depreciation + amortization expense + non-cash stock-based compensation expense
*GAAP Net Income growth for VITC was 81.0% for 2007-2009 (CAGR) and was NM for 3Q09/3Q08 and 4Q09/4Q08 as net income in 3Q08 and 4Q08 was a negative number. Net Income for VITC declined 32.4% y/y in 1Q10/1Q09.

A Critical Time in the Company's Future!

- **The Company has announced its slate of 7 Directors INCLUDING 4 NEW HIGHLY QUALIFIED CANDIDATES for its August 26, 2010 Annual Meeting**
- **If GHP (ONLY A 19.7% SHAREHOLDER) OBTAINS MAJORITY BOARD CONTROL IN ITS CONSENT SOLICIATION – VITACOST.COM SHAREHOLDERS WILL NEVER HAVE THE CHANCE TO CONSIDER AND VOTE ON A FULLY INFORMED BASIS WITH RESPECT TO FULL ALTERNATIVE SLATES OF DIRECTORS**
- **It is not appropriate to deprive Vitacost.com shareholders the opportunity to exercise their full voting rights on all choices being made available to them!**

Vitacost.com Proposed Board Composition

- 7 Directors up for election at August 26, 2010 shareholder meeting
- 4 New Directors
  - Barbara Allen – 15 years of Board of Directors experience including CPG companies: Maytag, Tyson, Converse and Coty
  - Sheryle Bolton – 20 years internet/technology expertise – former Founder and CEO of Quixit, Inc. and former CEO and Chairman of Scientific Learning Corp. (NASDAQ listed: SCIL)
  - Alan Gallantar, CPA – 17 years of financial expertise working for NASDAQ listed technology/pharmaceutical/nutraceutical companies
  - Edwin Kozlowski, CPA – 25 years of financial/operations expertise – former EVP and CFO of GNC – one of our closest competitors
- 1 Employee incumbent Director – CEO Ira Kerker – owns 508,480 options
- 2 Outside incumbent Directors
  - Stewart Gitler – Chairman of the Board since 6/09 – Director since 9/08
    - Owns 29,000 options
    - Represented VITC as its intellectual property attorney since 1994
  - Larry Pabst, M.D. – Director since 4/07
    - Owns 663,710 shares and an additional 71,000 options
    - Board certified orthopedic surgeon and member of VITC's scientific advisory board

New Board Candidate Bios – Governance/Marketing Experience

- Barbara Allen
  - 15 years of Board of Directors experience including CPG companies: Maytag, Converse, Tyson, Lance, Charthouse, and Coty
  - Currently, Chairman of the compensation committee and member of the strategy committee for RLI Corp. (insurance)
  - Former 23-year career at Quaker Oats
    - EVP, International Foods
      - Entered new markets
      - Improved operating performance for Americas, Europe, Latin America and Asia units
      - Restructured/turned around underperforming units
    - VP, Corporate Strategic Planning
    - President, Frozen Foods Division
    - President, Pritikin Systems
    - VP Marketing – Convenience Foods

New Board Candidate Bios – Governance/Internet/Technology Experience

- Sheryle Bolton
  - 20 years internet/technology expertise
  - Currently, Board member for LiveDeal, Inc. (NASDAQ: LIVE)
  - 18 years of Board of Directors experience including NASDAQ listed internet companies: Scientific Learning Corporation (SCIL) and HealthCenteral.com (HCEN)
  - Former Founder and CEO of Quixit, Inc. – scientifically based online game company to encourage brain fitness
  - Former CEO and Chairman of Scientific Learning Corp. (NASDAQ: SCIL)
    - Venture backed, neuroscience based, health-care and internet company
    - Led company through start-up through IPO process to sustainable growth
  - Former President and COO of Physicians' Online (POL)
    - Led first online service furnishing clinical information to physicians

New Board Candidate Bios - Governance/Financial Experience

- Alan Gallantar, CPA
  - 17 years of financial expertise working for NASDAQ listed technology/pharmaceutical/nutraceutical companies
  - "Financial expert" for audit committee purposes
  - Former CFO of Ivivi Technologies, NASDAQ listed technology and medical device company
    - Led company through IPO process
    - Established corporate governance policies
  - Former CFO/Treasurer for Advanced Viral Research, NASDAQ listed pharmaceutical company
  - Former Treasurer/Controller for Nutrition 21, NASDAQ listed nutraceutical company specializing in developing and marketing proprietary products
  - Former CFO of Bradley Pharmaceuticals, NASDAQ listed pharmaceutical manufacturer and distributor of prescription and OTC products
    - Led company through IPO process

New Board Candidate Bios – Finance Experience

- Edwin Kozlowski, CPA
  - 25 years of financial/operations expertise
  - “Financial expert” for audit committee purposes
  - Current Chairman of the Board of Help a Child – a social service, non- profit organization
  - Former EVP/COO of Retail Ventures – a $2.7B retail holding co.
    - Developed and implemented business strategy for operating units
    - Reorganized supply chain and restructured logistics management team
  - Former 22 year career at General Nutrition Companies, Inc.
    - EVP & CFO
    - Treasurer & Controller
    - VP Retail Accounting
    - Corporate Controller
    - Director of Budgets and Taxes

Summary of New Board Candidate Experience

- 40+ years of combined experience in Health & Wellness industry – OUR CORE CATEGORY
- 40+ years of combined financial and operations experience
- 38+ years of combined experience serving on Board of Directors
- 23+ years of combined experience in consumer packaged goods (CPG) marketing and branding
- 20+ years of combined internet/technology experience
- Vast array of senior management level talent (CEO, CFO, President, COO) at public companies
- **New Board candidates have consented to serve only if GHP obtains no more than 2 Board seats**

Evaluating Strategic and Financial Alternatives

- On 5/20/2010 – VITC announced it is identifying and evaluating strategic and financial alternatives to enhance shareholder value and had hired Oppenheimer as its financial advisor
- Company has been approached by suitors over the years and believed it was prudent to explore all options to increase shareholder value
- Management committed to growing and running the business long-term but wanted to be able to present shareholders with another option if a suitor presented itself with an appropriate valuation

Shareholder Rights Plan (SRP)

- **On March 23, 2010 – GHP purchased a total of 19.7% of the outstanding stock from the co's co-founder and 2 other shareholders. Given that GHP had previously expressed its desire to purchase up to 30% of the company's outstanding stock, the Board deemed it prudent to put in the SRP to protect ALL of its shareholders from a takeover attempt by GHP**
- **On March 24, 2010 – the Board of Directors approved the adoption of a stockholder rights plan**
- **Subject to earlier redemption in the discretion of the Board, the SRP expires, by its terms, on the earlier of (i) 2015 or (ii) the 30th day after the 2012 annual meeting of stockholders if the SRP is not approved by stockholders at such meeting**

Shareholder Friendly Governance Provisions

- Adding 4 new, independent Directors to be voted upon by the shareholders at the August 2010 Annual Meeting
- Offers shareholders ability to act by written consent
- 10%+ shareholders can call special meetings
- No supermajority approvals
- Declassified Board structure
- Non-executive Chairman
- Only 1 executive on the Board
- No fair price provisions
- Directors can be removed without cause

History of Relationship with GHP

- In early 2008, VITC met with GHP to discuss a possible investment in the Company by GHP. GHP entered into a non-disclosure agreement with VITC and conducted weeks of due diligence. GHP chose not to proceed with an investment.
- In September 2009, the Company went public.
- Numerous times from December 2009 - March 2010, VITC and GHP met to discuss the purchase of shares from certain shareholders. GHP expressed its interest for Board representation.
- In March 2010, VITC met with GHP at GHP's request to discuss GHP's desire to purchase shares from our co-founder, Wayne Gorsek and others, GHP's desire to acquire up to 30% of VITC stock and to obtain not less than 4 Board seats.
- The parties sought to negotiate a standstill agreement, which would have given GHP immediate Board representation – but not control. GHP represented to the company that they would not acquire the shares if VITC intended to contest GHP obtaining Board control.
- On March 23, 2010 – GHP filed a Schedule 13D disclosing that it had purchased 5.4M shares from Mr. Gorsek and 2 others in a private transaction representing 19.7% of the shares outstanding.
- VITC gave GHP numerous opportunities to meet with the company's Board of Directors, to identify potential candidates for the Board, and to present a specific business plan to the Board. GHP refused each of these invitations.

History of Relationship with GHP (cont'd)

- On March 24, 2010 – the Board approved a Stockholder Rights Plan (SRP).
- On March 25, 2010 – GHP contacted the company to express their disappointment with the SRP and that they had a right to receive material non-public information in advance due to their ownership size. Again, VITC offered GHP a minority position in the Board and they refused.
- On April 20, 2010 – VITC met with GHP to discuss 1Q 2010 preannouncement. GHP indicated that it was considering nominating candidates for the Board at the 2010 Annual Meeting.
- On April 29, 2010 – Prior to GHP's nomination of directors – VITC announced that it had retained SSA Executive Search to identify several, new independent Board candidates.
- On April 30, 2010 – GHP notified the Company of its opposition slate of 4 candidates.
- On or about May 5, 2010 - VITC invited GHP to present to the Board on May 24, 2010 its candidates and plans for growth. GHP declined.
- On May 11, 2010 – GHP filed a preliminary consent solicitation statement and submitted its demand for stockholder lists and certain books and records.
- On May 25, 2010 – GHP filed its definitive consent solicitation statement.
- On May 25, 2010 – VITC held an analyst day at its new Las Vegas distribution center and invited GHP to attend. GHP declined.

GHP Board Nominees Not the Answer for Vitacost.com

- GHP admits it has no specific business or operating plan to enhance the Company's future financial performance
- GHP wants CONTROL of the company (demanding 4 out of 7 seats or 57%) with only a 19.7% investment and WITHOUT MAKING ANY PAYMENT TO STOCKHOLDERS
- Numerous times VITC has offered GHP 2 Board seats
- Not a single GHP candidate has any reported experience in the area of health and wellness – our CORE BUSINESS
  - Health and wellness industry – heavily regulated by FDA/FTC
  - New product development the result of medical studies/consumer trends
- VITC has not shown a pattern of underperformance
  - Manufacturing logistics issue reason for 1Q 2010 preannouncement
  - Out of stocks down 70% and issue to be resolved by end of 2Q 2010
  - GHP Board slate offers no expertise or stated experience whatsoever in operations/manufacturing

GHP Board Nominees Not the Answer for Vitacost.com (cont'd)

According to GHP's Consent Statement:

- Christopher Gaffney
  - No reported experience in health & wellness industry
  - No reported experience in any CPG company
  - Linked-in page states that GHP does not invest in any "manufacturing companies"
  - Currently sits on 8 other Boards
- Mark Jung
  - No reported experience in health & wellness industry
  - No reported experience in any CPG company
  - Currently sits on 8 other Boards
- Michael Kumin
  - No reported experience in health & wellness industry
  - No reported experience in any CPG company
  - Currently sits on 4 other Boards
- Jeffrey Stibel
  - No reported experience in health & wellness industry
  - No reported experience in any CPG company
  - Currently sits on 6 other Boards

Conclusion

- Current senior management credited with growing sales at a CAGR of 45.3% from 2004 – 2009 and growing Adjusted EBITDA* at a CAGR of 295.2% from 2005-2009
- Management upgrading current Board with candidates with expertise in critical areas such as: health & wellness, operations and finance
- Management made numerous attempts to negotiate a standstill agreement and offered 2 Board seats to GHP – which were rejected
- GHP trying to gain Board control with no payment to stockholders and admits to having no specific business plan
- GHP's continued dissident tactics and efforts are costly and distracting to VITC
- The GHP consent solicitation deprives VITC shareholders of the opportunity to review the alternative slates of directors and to vote on all director nominees at the 2010 annual meeting to be held on August 26, 2010
- We believe VITC's nominated slate with the 4 new Directors is the BEST slate for shareholders

vitacost.com

*Adjusted EBITDA = operating income + depreciation + amortization expense + non-cash stock-based compensation expense
*Net Income CAGR NM for same period as VITC posted negative net income in 2004 and 2005